Exhibit 23.01




INDEPENDENT AUDITORS' CONSENT






     We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 Registration Statement No. 333-90073 of SCANA Corporation on Form S-3 of our report dated February 8, 1999 (February 17, 1999 as to Note 13), appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




s/Deloitte & Touche
DELOITTE & TOUCHE LLP
Columbia, South Carolina
November 15,  1999